UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 1997



                               THE PRICE REIT, INC.
              (Exact Name of Registrant as Specified in its Charter)


           Maryland                  1-13432              52-1746059
(State or Other Jurisdiction      (Commission           (IRS Employer
       ofIncorporation)           File Number)           Identification No.)

     7979 Ivanhoe Avenue, Suite 524                      92037
          La Jolla, California                         (Zip Code)
(Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (619) 551-2320

                                     None
          (Former Name or Former Address, if Changed Since Last Report)


Item 5.   Other Events

On July 24, 1997, the Registrant issued the press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     The following exhibit is filed with this report on Form 8-K:


     Exhibit No.                  Description
     -----------                  ------------
     99.1                         Press Release dated July 24, 1997








                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE PRICE REIT, INC.



Date:  July 24, 1997                     By: /GEORGE M. JEZEK/
                                         ----------------------
                                              George M. Jezek
                                              Chief Financial Officer






                               Exhibit Index


      Exhibit No.                  Description
      -----------                  ------------
      99.1                         Press Release dated July 24, 1997









                               The Price REIT, Inc.

                                  Press Release

                                    7/24/1997





The Price REIT, Inc. - Announces Record Revenues And FFO Per Share for 2nd
Quarter

SAN DIEGO, July 24 1997 - The Price REIT, Inc. announced its operating results for the second quarter and six months ended June 30, 1997. Funds from operations for the second quarter increased by approximately $2.5 million to $9.7 million, up 34% from the $7.2 million reported last year. This amounted to $0.91 per share for the current quarter, up from the $0.87 per share for the second quarter last year. Net income for the current quarter was $5.7 million, up from the $4.1 million reported for the comparable quarter last year. Net income per share for the current quarter was $0.53 compared with $0.50 last year. Total revenues increased by approximately 34% to $17.3 million compared with total revenues of $12.9 million in the second quarter 1996.

For the six months ended June 30, 1997, funds from operations increased approximately $4.1 million to $18.4 million up 29% from the $14.3 million reported last year. This amounted to $1.76 per share for the current six months, up from the $1.72 per share for the six months last year. Net income for the current six months was $11.1 million compared with net income for the six months ended June 30, 1996 of $8.2 million. Net income per share was $1.06 for six months ended June 30, 1997, and $0.98 last year. Total revenues increased approximately 24% to $32.6 million compared with total revenues of $26.3 million for the six months ended June 30, 1996.

The increase in revenues and funds from operations can be attributed principally to additional operating revenues received from acquisition properties as well as previously owned properties. The Company continues to acquire new properties as well as develop several additional properties. As previously reported, during the recent six month period, eight new properties containing approximately 1.1 million square feet of gross leasable area were added to the portfolio at a cost of approximately $108 million. These new additions, which are approximately 98% leased, should initially add approximately $11.2 million in annual net operating income.

Currently, the Company owns or has interests in 29 retail properties including two retail projects under development. The total occupancy rate of the portfolio is approximately 98%. The properties are located in ten states, of which approximately 83% are located in four states: California (35%), Arizona (17%), Texas (16%), and Virginia (15%). The properties are occupied by over 400 tenants, with eight national retail tenants occupying over 40% of the leasable space. Two major tenants, Home Depot and Costco, occupy approximately 25% of the total leasable space.

The statements in this release that relate to future plans, events or performance are forward-looking statements. Actual results might differ materially due to a variety of factors. Additional information about these factors is contained in the company's filings with the Securities and Exchange Commission, including the company's most recently filed Report on Form 10-Q under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."




                      Consolidated Statements of Income
                   (In Thousands except per share amounts)

                            Three Months Ended            Six Months Ended
                                   June 30                     June 30
                              1997          1996         1997          1996
                           ------------------------------------------------
    Revenue:
      Rental income        $16,589       $12,217      $30,697       $24,867
      Management fees           73           263          144           539
      Equity in earnings
       of joint ventures       437           342          886           739
      Interest and other
       income                  171            61          852           170
                           ------------------------------------------------
      Total revenue         17,270        12,883       32,579        26,315

    Expenses:
      Rental operations      1,305           925        2,610         2,353
      Real estate taxes      1,862         1,122        3,329         2,355
      General and
       administrative          953           823        1,907         1,661
      Depreciation           3,809         2,897        6,948         5,792
      Interest               3,667         2,981        6,665         5,961
                           ------------------------------------------------
      Total expenses        11,596         8,748       21,459        18,122
                           ------------------------------------------------

    Net income              $5,674        $4,135      $11,120        $8,193
                           ================================================

    Net income per share     $0.53         $0.50        $1.06         $0.98
                             =====         =====        =====         =====



 Funds from Operations*

    Net income              $5,674        $4,135      $11,120        $8,193
    Depreciation             3,809         2,897        6,948         5,792
    Joint venture FFO
     adjustment                182           206          354           318
                           ------------------------------------------------
    Funds from operations   $9,665        $7,238      $18,422       $14,303
                           ================================================
    Funds from Operations
     per share               $0.91         $0.87        $1.76         $1.72
                             =====         =====        =====         =====
    Weighted average number
     of shares outstanding  10,678         8,353       10,488         8,334
                            ======         =====       ======         =====


* The Company computes Funds from Operations (FFO) in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT).



                         Consolidated Balance Sheets
                                (In Thousands)

                                          June 30,          December 31,
                                            1997                1996
                                         ------------------------------
    Assets
      Rental property, net                $493,303            $380,482
      Investment in joint ventures          19,443              19,202
      Cash and cash equivalents              3,625              11,369
      Deferred rent receivable               9,584               8,489
      Secured note receivable                1,324               1,346
      Other assets                           8,182               7,183
                                         ------------------------------
      Total assets                        $535,461            $428,071
                                         ==============================
    Liabilities
      Other liabilities                      7,124               4,474
      Senior notes payable                 203,985             154,114
      Unsecured line of credit              21,000              19,000
      Secured notes payable                 11,648              11,794
                                         ------------------------------
     Total liabilities                     243,757             189,382

      Minority interest                      1,741               1,707

    Stockholders' equity                   289,963             236,982
                                         ------------------------------
    Total liabilities & equity            $535,461            $428,071
                                         ==============================


The Price REIT, Inc. is a self- administered and self-managed real estate investment trust which is focused on the acquisition, development, management, and redevelopment of retail power centers and community centers with invested assets of approximately $526 million. The Company currently owns or has interests in 31 properties consisting of 26 power and community centers, one stand-alone retail warehouse, two projects under development, and two undeveloped land parcels located in ten states containing a total of approximately 6.2 million square feet of gross leasable area, with an overall occupancy rate of approximately 98%.